Exhibit (d)(ii)(1)

SUBADVISORY AGREEMENT

COHEN & STEERS CAPITAL MANAGEMENT, INC.

1166 Avenue of the Americas, 30th Floor

New York, New York 10036

August 6, 2026

COHEN & STEERS ASIA LIMITED

Unit 3301B, 33rd Floor

2 Murray Road

Hong Kong

Dear Sirs:

The Subadvisory Agreement, dated March 14, 2024, by and between Cohen & Steers Capital Management, Inc. and Cohen & Steers Asia Limited (the “Agreement”) is amended as follows:

1.  Schedule A, attached hereto, is hereby added to the Agreement and incorporated by reference into this Amendment.

2.  Paragraph 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

 We have been retained by each fund listed on Schedule A, as such schedule may be amended from time to time (each, a “Fund”), each Fund a series of Cohen & Steers ETF Trust (the “Trust”), a statutory trust organized under the laws of the State of Maryland, which is an open-end management investment company registered under the Investment Company Act of 1940 (the “Act”), to serve as the Fund’s investment advisor. In our capacity as investment advisor, we have been authorized to invest the Fund’s assets in accordance with the Fund’s investment objectives, policies and restrictions, all as more fully described in the Registration Statement filed by the Trust under the Securities Act of 1933, as amended, and the Act. We hereby provide you with a copy of the Registration Statement and agree to promptly provide you with any amendment thereto. We hereby also provide you with the Declaration of Trust and By-Laws of the Fund, as such documents are amended from time to time. We have been authorized in our capacity as investment advisor to manage the Fund’s overall portfolio. We also have been authorized to retain you as a subadvisor with respect to that portion of the Fund’s assets, as from time to time allocated to you by us (the “Subadvisor Assets”).

If the foregoing is in accordance with your understanding, will you kindly indicate your acceptance of this Amendment by signing and returning the enclosed copy hereof.

[Signature Page Follows]

Very truly yours,
COHEN & STEERS CAPITAL MANAGEMENT, INC.

By:	/s/ Francis C. Poli
Francis C. Poli
EVP, General Counsel and Secretary

Agreed to and accepted

as of the date first set forth above

COHEN & STEERS ASIA LIMITED

By:	/s/ Benjamin Morton
Benjamin Morton
EVP and Responsible Officer

Agreed to and accepted

as of the date first set forth above

COHEN & STEERS ETF TRUST,

on behalf of each Fund listed on Schedule A

By:	/s/ Dana A. DeVivo
Dana A. DeVivo
Secretary and Chief Legal Counsel

SCHEDULE A

Cohen & Steers Real Estate Active ETF

Cohen & Steers Infrastructure Opportunities Active ETF

Cohen & Steers Future of Energy Active ETF

Cohen & Steers Real Assets Active ETF